NEWS RELEASE

Contact:
Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA SIGNS LONG-TERM EXTENSION AGREEMENT
WITH LIMITED BRANDS’ VICTORIA’S SECRET, A TOP-FIVE ALLIANCE DATA CLIENT

Alliance Data to Continue Providing Private Label Credit Card Services for Victoria’s Secret

DALLAS – May 24, 2011 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a long-term extension agreement with Victoria’s Secret, a subsidiary of Limited Brands, Inc., to provide private label credit card services. Victoria’s Secret is a leading multi-channel retailer of women’s intimate apparel and beauty products.

Under terms of the extension, Alliance Data will continue to provide end-to-end private label credit card services for the Victoria’s Secret credit card from account acquisition to customer service.

“Victoria’s Secret is one of the most recognizable brands in the world, and we are pleased to continue providing private label services that reinforce their powerful brand promise and support Victoria’s Secret’s overall marketing strategy through our customized, targeted solutions,” said Ivan Szeftel, president of Retail Services for Alliance Data. “We are truly excited about and look forward to continuing our decades-long partnership with Victoria’s Secret.”

About Limited Brands
Limited Brands, through Victoria’s Secret, Pink, Bath & Body Works, La Senza, C.O. Bigelow, White Barn Candle Co. and Henri Bendel, is an international company. The company operates 2,635 specialty stores in the United States and its brands are sold in more than 800 company-operated and franchised additional locations world-wide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 7,400 associates at 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act, potential effects of the Epsilon data incident, and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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